Exhibit 99

AGREEMENT RELATING TO FILING OF

JOINT STATEMENT PURSUANT TO

RULE 13d-1(k) UNDER THE

SECURITIES ACT OF 1934, AS AMENDED

The undersigned agree that Amendment No. 1 to the Statement on Schedule 13G/A to which this Agreement is attached is filed on behalf of each of them.

Date: February 13, 2012

MADISON SQUARE FEDERAL SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By Its Trustees:

/s/ David F. Wallace	February 13, 2012
David F. Wallace, as Trustee

/s/ Kay Webster	February 13, 2012
Kay Webster, as Trustee

/s/ David F. Wallace	February 13, 2012
David F. Wallace, as an Individual Stockholder

/s/ Kay Webster	February 13, 2012
Kay Webster, as an Individual Stockholder